Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 6, 2020, with respect to the financial statements of OneWater Marine Inc. contained in the Final Prospectus, filed on February 10, 2020, relating to the Registration Statement on Form S-1 (File No. 333-232639), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Atlanta, Georgia
February 11, 2020